SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of February 1, 2016 (the "Effective Date") and is made by and between TIVO INC., a Delaware corporation (“Sublandlord”), and TRGET MEDIA, LLC, a New York limited liability company (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:
RECITALS
A.    This Sublease is made with reference to the fact that Plaza 52, LLC (“Master Landlord”) as successor in interest to Paramount Group, Inc., and Tenant's predecessor-in-interest TRGET, LLC, entered into a certain Lease dated as of October 30, 2003 (the "Original Lease"), as amended by a certain First Amendment to Lease dated as of November 9, 2004, and a certain Second Amendment to Lease dated October 24, 2005, and a certain Third Amendment to Lease dated December 5, 2005, and a certain Fourth Amendment to Lease dated as of September 18, 2006, and a certain Fifth Amendment to Lease dated as of June 13, 2007, and a certain Sixth Amendment to Lease dated as of June 7, 2010, and a certain Seventh Amendment to Lease dated as of July 21, 2015 (collectively, the “Master Lease”), with respect to premises located in that certain building commonly known as 150 East 52nd Street, New York, New York (the "Building") comprising (i) approximately eight thousand sixty-five (8,065) rentable square feet on the sixth floor of the Building, (ii) approximately two thousand five hundred five (2,505) rentable square feet on the fifteenth floor of the Building, and (iii) approximately two thousand two hundred thirty (2,230) rentable square feet on the thirty-first floor of the Building (collectively, the “Premises”).
B.    A copy of the Master Lease is attached hereto as Exhibit A. Subtenant acknowledges that it has reviewed a copy of the Master Lease and is fully familiar with the provisions thereof.
C.    Upon the terms and conditions set forth in this Sublease, Sublandlord desires to sublet to Subtenant and Subtenant desires to sublet from Sublandlord, a portion of the Premises consisting of approximately two thousand two hundred thirty (2,230) rentable square feet on the thirty-first floor of the Building (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto.
D.    Terms capitalized herein but not otherwise defined shall have the meaning given to them in the Master Lease.
AGREEMENT
Now, therefore, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
1.Subleased Premises. Subject to the terms of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord the Subleased Premises.
2.Term.
(a)Term. The term (the “Term”) of this Sublease shall be for the period commencing on the Effective Date, or such later date as Master Landlord consents to this Sublease (the “Commencement

Date”) and ending on October 31, 2018 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
(b)Option to Extend. The parties hereby acknowledge that the expiration date of the Master Lease is October 31, 2018 and that Sublandlord has the right to extend the term of the Master Lease for an additional two (2) year period to October 31, 2020. Subtenant acknowledges that Sublandlord has no obligation to exercise the extension option, but that if Sublandlord does exercise such extension option, subject to any required approval of Master Landlord, that Sublandlord shall offer Subtenant the right to extend the term of this Sublease to October 31, 2020, with Fixed Rent for the Subleased Premises to be escalated to 100% of the Fixed Rent payable by Sublandlord for the Subleased Premises for such option period. Subtenant shall affirmatively exercise such option within fifteen (15) days following receipt of notice from Sublandlord or Subtenant shall be deemed to have waived such option to extend. If Sublandlord elects not to exercise such option to extend, Sublandlord shall promptly provide notice to Subtenant of such election.
3.Rent.
(a)Fixed Rent. Subtenant shall pay to Sublandlord as Fixed Rent for the Subleased Premises for each month during the Term as follows:

PERIOD	ANNUAL FIXED RENT	MONTHLY FIXED RENT
Commencement Date - August 31, 2016	$118,190.00	$9,849.17
September 1, 2016 - August 31, 2017	$122,326.65	$10,193.89
September 1, 2017 - October 31, 2018	$126,608.08	$10,550.67

Fixed Rent and Additional Rent (as defined in Paragraph 3(b), below) shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Fixed Rent and Additional Rent shall be paid directly to Sublandlord as follows:
If by check, payments should be sent to the following lock box address:
TiVo Inc.
Dept. 8277
Los Angeles, CA 90084-8277

If sending payment by either wire or ACH, use the following instructions:
Bank Name:        Wels Fargo Bank
Bank Address:        420 Montgomery Street
San Francisco, CA 94104
ABA#:            121000248
Account:        4121799225
Account Type:        Checking
For any payment related questions, please contact Sublandlord’s Sr. Accounting Manager at TiVo Inc., Accounting Department, 2160, Gold Street, San Jose, CA 95002; Phone (408) 519-9100.

(b)Additional Rent. All monies required to be paid by Sublandlord under the Master Lease as to the Subleased Premises, including, but not limited to, any amounts payable by Sublandlord to

Master Landlord as Tenant's Tax Payment and the electrical Base Charge, shall be paid by Subtenant hereunder as and when such amounts are due under the Master Lease, as incorporated herein, or as specified in this Sublease. All such amounts shall be deemed additional rent (“Additional Rent”). Notwithstanding the foregoing, in the event any cost or expense is incurred under the Master Lease for Subtenant’s benefit (including the disproportionate use of utilities) or as a result of Subtenant’s request for certain services (such as afterhours HVAC charges), Subtenant shall pay the entire cost thereof. Fixed Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”.
4.Security Deposit. Upon execution hereof by Subtenant, Subtenant shall deposit with Sublandlord the sum of Twenty-One Thousand One Hundred One and 35/100 Dollars ($21,101.35) (the “Security Deposit”), in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublandlord may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby, including, but not limited to, prospective damages and damages recoverable at law or in equity. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant, within five (5) days after demand therefor, shall deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above, and Subtenant’s failure to do so shall, at Sublandlord’s option, be a default under this Sublease with no opportunity to cure. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within sixty (60) days following the later to occur of (a) the expiration of the Term of this Sublease or (b) Subtenant’s vacation and surrender of the Subleased Premises in accordance with the requirements of this Sublease. Sublandlord shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to any interest on the Security Deposit. The Security Deposit shall not be construed as an advance payment of Rent nor liquidated damages and, if Sublandlord’s claims hereunder exceed the Security Deposit, Subtenant shall remain liable for the balance of such claims.
5.Delivery and Acceptance. Subtenant acknowledges that it is in possession of the Subleased Premises and has had an opportunity to thoroughly inspect the condition of the Subleased Premises, and Subtenant agrees that it is leasing the Subleased Premises on an “AS IS” basis, with all defects, without any representation or warranty by Sublandlord or its agents as to the condition of the Subleased Premises or their fitness for Subtenant’s use, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Subleased Premises, and any easements, covenants or restrictions of record. By executing this Sublease, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublandlord with respect thereto. Subtenant acknowledges that it has satisfied itself that the Subleased Premises are suitable for its intended use.
6.Indemnity. Subtenant shall protect, indemnify, defend and hold harmless Master Landlord, Sublandlord and their respective directors, officers, trustees, partners, employees, agents, successors, and assigns (collectively, “Indemnitees”) from and against any and all claims, demands, obligations, damages (including consequential and/or punitive damages), costs, liabilities, actions and judgments (collectively, “Claims”) including, but not limited to, Claims for injury or damage to persons or property, and Claims for penalties, fines and reasonable attorneys’ fees and costs (including attorneys’ fees and costs incurred to enforce this indemnity), incurred in connection with or arising from this Sublease, however the same may have been caused (including, without limitation, if caused in whole or in part by the act, omission, or active or passive negligence of Indemnitees, except with respect to any Indemnitee, to the extent caused by the willful or criminal misconduct of such Indemnitee), and including, without limiting the generality of the foregoing, Claims arising out of or in connection with: (a) any default by Subtenant in the observance or performance of any of the terms, covenants or conditions of the Master Lease or this Sublease on Subtenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Subleased Premises by Subtenant or any person or entity claiming through or under Subtenant, or (c) the condition of the Subleased Premises or any occurrence or happening on the Subleased Premises from any cause whatsoever, or (d) any act, omission, or negligence of Subtenant or any person or entity claiming through or under Subtenant, or of any of their respective agents, employees, contractors, subtenants, licensees, invitees, or visitors (individually, “Subtenant Party” and collectively, “Subtenant Parties”), occurring in, on or about the Subleased Premises, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions, or negligence in the making or performing of any alterations, or (e) any and all claims or damages that arise from the handling of hazardous materials, or (f) any matter for which Master Landlord asserts a claim for indemnity pursuant to the Master Lease based upon the act, omission, or negligence of Subtenant or any Subtenant Party, or (g) any failure by Subtenant to surrender the Subleased Premises at the end of the Term in the required condition, including, but not limited to, all rent and damages payable to Master Landlord pursuant to the Master Lease with respect to both the Subleased Premises and the balance of the Premises for which Sublandlord becomes liable to Master Landlord by reason of Subtenant’s failure to so surrender the Subleased Premises. Sublandlord shall protect, indemnify, defend and hold harmless Subtenant and its directors, officers, trustees, partners, employees, agents, successors, and assigns from and against any and all Claims asserted by Master Landlord against Subtenant relating to a default by Sublandlord in the observance or performance of any of the terms, covenants or conditions of the Master Lease which was not caused or contributed to, in whole or part, by any act, omission, or negligence of Subtenant or a Subtenant Party. In the event any action or proceeding is brought against any Indemnitee for any Claim against which Subtenant is obligated to indemnify or provide a defense to an Indemnitee hereunder, Subtenant upon notice from Sublandlord, shall defend such action or proceeding at Subtenant’s sole expense by counsel approved by Sublandlord, which approval shall not be unreasonably withheld. In the event any action or proceeding is brought against Subtenant for any Claim against which Sublandlord is obligated to indemnify or provide a defense to Subtenant hereunder, Sublandlord upon notice from Subtenant, shall defend such action or proceeding at Sublandlord’s sole expense by counsel approved by Subtenant, which approval shall not be unreasonably withheld. Nothing contained in this Paragraph 6 shall be interpreted or used in any way to affect, limit, reduce, or abrogate any insurance coverage provided by any insurers of either Sublandlord or Subtenant. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of this Sublease.
7.Right to Cure Defaults. If Subtenant fails to pay any sum of money under this Sublease or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Default Rate (as defined in the Lease) from the date of the expenditure until repaid.
8.Assignment and Subletting. Subtenant may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublandlord and Master Landlord. Consent to one Transfer shall not be deemed to be consent to any subsequent Transfer. Subtenant acknowledges that the Master Lease contains a “recapture” right in Section 25.06 and that Sublandlord may withhold consent to a proposed Transfer in its sole discretion unless Master Landlord confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer without such consent shall be voidable and, at the option of Sublandlord, shall terminate this Sublease. Sublandlord’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Any Transfer shall be subject to the terms of Article 25 of the Master Lease; provided, however, that Subtenant acknowledges that (a) this Sublease, and any incorporation of the Master Lease into this Sublease, does not bind Master Landlord and (b) Sublandlord’s consent is conditioned upon Sublandlord’s obtaining the consent of Master Landlord to each Transfer. Sublandlord acknowledges and agrees that any assignment of the Master Lease, whether to an unaffiliated third party, an affiliate of Sublandlord or in connection with a merger or acquisition involving Sublandlord shall not serve to terminate this Sublease.
9.Termination of Master Lease as to Subleased Premises. At Subtenant's request, Sublandlord shall cooperate with Subtenant and use commercially reasonable efforts (at Subtenant's sole cost and expense) to negotiate a partial termination of the Master Lease (as to the Subleased Premises only) with Master Landlord so Subtenant may enter into a direct lease with Master Landlord as to the Subleased Premises.
10.Use.
(a)Subtenant may use the Subleased Premises only for the uses identified in Section 1.03 of the Master Lease.
(b)Subtenant shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises.
11.Effect of Conveyance. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.
12.Repairs. The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an “as is” basis, and that Sublandlord has made no representations or warranties with respect to the condition of the Subleased Premises as of the Commencement Date. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements, or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Master Landlord shall be solely responsible for performance of any repairs required to be performed by Master Landlord under the terms of the Master Lease.
13.Improvements. No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Landlord and Sublandlord.

(a)Internet. Sublandlord shall provide Subtenant with a connection for internet service in the Subleased Premises (and all associated cabling), but Sublandlord makes no representation or warranty of any kind, express or implied with respect to such connection (including, but not limited to, internet connection speeds, any warranty of fitness for any particular use or purpose, or the security of such connection). Subtenant releases and indemnifies Sublandlord from any liability with respect to the use and security of the internet connection and acknowledges that Sublandlord shall not be liable for the interruption of any such services. Sublandlord shall provide such connection throughout the Term of this Sublease (as may be extended); provided, however, such obligation may be terminated by Sublandlord upon Subtenant's election to enter into a direct lease with Master Landlord or upon Sublandlord’s decision to sublease the rest of Sublandlord’s Premises or otherwise discontinue Sublandlord’s operations at the Premises.
14.Release and Waiver of Subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (a) failure or interruption of any utility system or service; (b) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease; or (c) penetration of water into or onto any portion of the Subleased Premises; except that if Sublandlord is entitled, under the Master Lease, to a rent abatement for the Premises, then Subtenant shall be entitled to an abatement of Rent to the same extent as Sublandlord is so entitled under the Master Lease. The obligations of Sublandlord shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of the business entity. Subtenant releases Sublandlord and its respective agents, employees, successors, and assignees from all liability for damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Sublease or the Master Lease, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. Subtenant shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against Sublandlord and shall notify Sublandlord if Subtenant is unable to obtain a waiver of subrogation.
15.Insurance. Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense during the Term, the insurance required under Sections 30.01 and 30.02 of the Master Lease. Subtenant shall name Master Landlord and Sublandlord as additional insureds under its liability insurance policy. Subtenant shall provide Sublandlord and Master Landlord with Certificates of Insurance evidencing the insurance required to be carried by Subtenant hereunder.
16.Default. Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:
(a)Subtenant fails to pay any Rent when due, when such failure continues for two (2) days after written notice from Sublandlord to Subtenant that any such sum is due; or
(b)Subtenant holds over after the expiration or earlier termination of the Term without the express written consent of Sublandlord, without the necessity of any notice from Sublandlord or cure period; or
(c)Subtenant fails to perform any term, covenant, or condition of this Sublease (except those requiring payment of Rent or regarding surrender and holdover) and fails to cure such breach within five (5) days after delivery of a written notice specifying the nature of the breach; provided, however, that, if more than five (5) days reasonably are required to remedy the failure, then Subtenant shall not be in default if Subtenant commences the cure within the five (5)-day period and thereafter completes the cure within twenty-five (25) days after the date of the notice; or

(d)Subtenant makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Subtenant’s property or any property essential to the conduct of its business; or
(e)A petition is filed by or against Subtenant under the bankruptcy laws of the United States or any other debtors’ relief law or statute, unless such petition is dismissed within sixty (60) days after filing; or a court directs the winding up or liquidation of Subtenant; or a substantial part of Subtenant’s property or any property used in the conduct of its business is attached or executed upon and not released from the attachment or execution within sixty (60) days; or a custodian or receiver is appointed for a substantial part of Subtenant’s property or any property used in the conduct of its business and not discharged within sixty (60) days.
17.Remedies. In the event of any default by Subtenant, Sublandlord shall have all remedies provided pursuant to the Master Lease and by applicable law. Sublandlord may resort to its remedies cumulatively or in the alternative.
18.Surrender. Prior to expiration or earlier termination of this Sublease, Subtenant shall peaceably surrender the Premises to Sublandlord in broom-clean condition and in as good condition as when Sublandlord took possession at the commencement of the Master Lease, including, without limitation, the repair of any damage to the Premises caused by the removal of any personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Subtenant or its agents, and otherwise in compliance with the provisions of Section 5.01(h) of the Master Lease. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, including costs incurred due to any resultant holdover under the Master Lease, plus interest thereon at the Interest Rate.
19.Holdover. The parties hereby acknowledge that the expiration date of the Master Lease is October 31, 2018 (subject to the provisions of Paragraph 2(b) above and Sublandlord's obligations pursuant to Paragraph 9 above), and that it is therefore critical that Subtenant surrender the Subleased Premises to Sublandlord no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Subtenant does not surrender the Subleased Premises by the Expiration Date (subject to the provisions of Paragraph 2(b) above and Sublandlord's obligations pursuant to Paragraph 9 above) in accordance with Paragraph 18, Subtenant shall indemnify Sublandlord from all Claims as provided in Paragraph 6 and shall pay holdover rent to Sublandlord as provided in Section 5.01(h) of the Master Lease, except that such holdover rent shall be equal to three (3) times the Base Rent payable under this Sublease during the last month of the Term.
20.Broker. Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
21.Notices. Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
22.Choice of Law; Severability. This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of New York. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law and shall not be affected or impaired.
23.Amendment. This Sublease may not be amended, except by the written agreement of all parties hereto.
24.Attorneys’ Fees. If any Base Rent or Additional Rent is collected by or through an attorney, or if Sublandlord utilizes the services of an attorney after a breach of this Sublease by Subtenant, then Subtenant shall pay the reasonable fees of such attorney regardless of whether formal legal proceedings have been commenced. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. If either party becomes the subject of any bankruptcy or insolvency proceeding, then the other party shall be entitled to recover all attorneys’ fees, experts’ fees, and other costs incurred by that party in protecting its rights hereunder and in obtaining any other relief as a consequence of such proceeding.
25.Other Sublease Terms.
(a)Incorporation By Reference. The terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises” sublet to Subtenant pursuant to this Sublease; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublandlord” and “Subtenant”, respectively, except as otherwise expressly set forth herein. Notwithstanding anything to the contrary in this Sublease, (1) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (without requiring Sublandlord to spend more than a nominal sum and without requiring Sublandlord to bring legal suit against Master Landlord) to obtain Master Landlord’s performance; (2) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have one (1) fewer days to perform the obligation, including, without limitation, curing any defaults; (3) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord’s consent is not obtained; (4) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Subleased Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord (provided, however, Sublandlord shall only enter the Subleased Premises at reasonable times and with reasonable prior notice to Subtenant (not less than 48 hours, except in the event of an emergency, but shall always have the right to accompany Master Landlord if Master Landlord desires to enter into the Subleased Premises); (5) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant in favor of both Master Landlord and Sublandlord; (6) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant in favor of both Master Landlord and Sublandlord; (7) all payments shall be made to Sublandlord; (8) Subtenant shall pay all consent and review fees charged by Master Landlord to Sublandlord as set forth in the Master Lease which relate solely to the Subleased Premises to the extent not waived by Master Landlord; (9) Subtenant shall not have the right to terminate this Sublease or abate Rent due to casualty or condemnation except to the extent Sublandlord is permitted to terminate or abate Rent under the Master Lease; and (10) all “profit” under subleases and assignments shall be paid to Sublandlord.
(b)Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease relating to the Subleased Premises during the Term of this Sublease which are incorporated hereunder. Notwithstanding anything to the contrary in this Sublease (and subject to Sublandlord's obligations pursuant to Paragraph 9 above), in the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant.
26.Conditions Precedent. Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon obtaining the written consent of Master Landlord in a commercially reasonable form. If Sublandlord fails to obtain Master Landlord’s consent within thirty (30) days after execution of this Sublease by Sublandlord, then Sublandlord or Subtenant may terminate this Sublease by giving the other party written notice within ten (10) days thereof. In the event of such termination, Sublandlord shall return to Subtenant the Security Deposit, and the parties shall have no further obligation under this Sublease.
27.Provisions in Favor of Master Landlord. Subtenant hereby expressly agrees for the benefit of Master Landlord: (a) to abide by the provisions of the Master Lease to the extent applicable to the Subleased Premises; (b) that this Sublease (and all further subleases of any portion of the Subleased Premises) shall terminate upon any termination of the Master Lease, regardless of whether or not such termination is voluntary; (c) in the event of a termination of the Master Lease by reason of Sublandlord’s default or in the event of a mutually agreed termination, at Master Landlord’s option, this Sublease shall terminate, or Subtenant shall attorn to Master Landlord; (d) to waive to the fullest extent permitted by law any direct right of action against Master Landlord arising out of Master Landlord’s failure or alleged failure to perform its obligations under the Master Lease (without waiving any rights against Sublandlord); and (e) to be bound by all waivers for the benefit of Master Landlord under the Master Lease. Subtenant agrees that Master Landlord shall be an express third-party beneficiary of the foregoing provisions and that in no event shall Subtenant or any occupant of the Subleased Premises possess or enjoy any rights or remedies in excess of those rights and remedies granted to Sublandlord under the Master Lease.
28.Termination; Recapture. Notwithstanding anything to the contrary herein, Subtenant acknowledges that, under the Master Lease, both Master Landlord and Sublandlord have certain termination and recapture rights. Nothing herein shall prohibit Master Landlord or Sublandlord from exercising any such rights, and neither Master Landlord nor Sublandlord shall have any liability to Subtenant as a result thereof. Subject to Sublandlord's obligations pursuant to Paragraph 9 above, in the event Master Landlord or Sublandlord exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Landlord or Sublandlord.
29.Authority to Execute. Subtenant and Sublandlord each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver Sublease on behalf of that party.

30.Not an Offer. The submission of this Sublease for review or signature by Subtenant does not constitute an offer or option to sublease, and it shall not be effective as a sublease or otherwise until this Sublease is executed and delivered by Sublandlord and Subtenant, and the written approval of Master Landlord is obtained.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD: TIVO INC., a Delaware corporation By: /s/ Pavel Kovar Name: Pavel Kovar Its: CAO Address: 2160 Gold St San Jose, CA 95002	SUBTENANT: TRGET MEDIA, LLC, a New York limited liability company By: /s/ Thomas S. Rogers Name: Thomas S. Rogers Its: Chairman Address: 150 E. 52nd St. 31st Floor NY NY 10022
CONSENT TO SUBLEASE

Master Landlord hereby acknowledges receipt of a copy of this Sublease and consents to the terms and conditions of this Sublease. By this consent, Master Landlord shall not be deemed in any way to be a party to the Sublease or to have consented to any further assignment or sublease.

MASTER LANDLORD:
Plaza 52, LLC,
a ______________________

By: ____________________
Its: ____________________
Dated: _________________

EXHIBIT A
MASTER LEASE

EXHIBIT B
SUBLEASED PREMISES

SK6
GWB PARTITION TO UNDERSIDE OF EXISTING ACOUSTIC CEILING TILE ONLY (±8'-6" A.F.F.)
PARTIAL HEIGHT WALL
Build wall to ceiling (currently partial wall)
Add door to make a closet
TOM'S OFFICE
ENTRY
MECH. ROOM
KATHY'S OFFICE
CONFERENCE RM
STO
100 E 52nd St
31st Floor
Flrplan

31st FLOOR

TIVO PREMISES